Exhibit 99.1
RingCentral Announces First Quarter 2024 Results
Q1 2024 key metrics above high end of guidance
Raising 2024 revenue outlook
Share repurchase authorization increased by $250 million

Belmont, Calif. – May 7, 2024 – RingCentral, Inc. (NYSE: RNG), a leading provider of AI-driven cloud business communications, contact center, video, and hybrid event solutions, today announced financial results for the first quarter ended March 31, 2024.
First Quarter Financial Highlights
•Total revenue increased 9% year-over-year to $584 million.
•Subscriptions revenue increased 10% year-over-year to $557 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 10% year over year to $2.37 billion.
•Mid-market and Enterprise ARR increased 11% year over year to $1.48 billion.
•Enterprise ARR increased 13% year over year to $1.02 billion.
•GAAP operating margin of (1.9%), compared to (10.2%) in the prior year.
•Non-GAAP operating margin of 20.7%, up 350 basis points year-over-year.

“We had a solid start to the year, and exceeded the high end of our revenue and non-GAAP operating profit margin guidance," said Vlad Shmunis, RingCentral’s Founder and CEO. "We also landed a 40,000 seat deal with a Fortune 500 retailer, which is the largest UCaaS win in our history. And in another first, I am especially proud of RingSense AI winning the Overall Best Award at Enterprise Connect in March. This is a clear testament to the strength of our product portfolio and industry leading innovation.”
"While investing for growth, we remain laser focused on delivering increased profitability, reducing stock based compensation and creating shareholder value," said Sonalee Parekh, RingCentral's CFO. "We are raising our 2024 revenue and free cash flow outlook as we deliver on our growth and efficiency initiatives."
Financial Results for the First Quarter 2024
•Revenue: Total revenue was $584 million for the first quarter of 2024, up from $534 million in the first quarter of 2023, representing 9% growth. Adjusted for constant currency, total revenue rose 9%. Subscriptions revenue of $557 million increased 10% year-over-year and accounted for 95% of total revenue. Adjusted for constant currency, subscriptions revenue rose 9%.
•Operating Income (Loss): GAAP operating loss was ($11) million, compared to ($55) million in the same period last year. Non-GAAP operating income was $121 million, or 20.7% of total revenue, compared to $92 million, or 17.2% of total revenue, in the same period last year.
•Adjusted EBITDA: Adjusted EBITDA was $143 million, or 24.4% of total revenue, compared to $112 million, or 21.0% of total revenue, in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.31), compared to ($0.57) in the same period last year. Diluted non-GAAP net income per share was $0.87, compared to $0.76 per share in the same period last year. The first quarters of 2024 and 2023 reflected an approximately 22.5% non-GAAP tax rate.
•Cash Flow: Net cash provided by operating activities for the first quarter of 2024 was $96 million, or 16.4% of total revenue, compared to $109 million, or 20.3% of total revenue, for the first quarter of 2023.

Free cash flow for the first quarter of 2024 was $77 million. This includes cash paid for interest of $23 million, restructuring and other payments of $15 million, and cash received from certain strategic partners of $10 million. This compares to free cash flow for the first quarter of 2023 of $87 million. This includes cash paid for interest of $0.1 million, restructuring and other payments of $7 million, and cash received from certain strategic partners of $33 million.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the first quarter of 2024 was $203 million. This compares to $222 million at the end of the fourth quarter of 2023. Our cash balance reflects the repurchase of $80 million in shares during the first quarter of 2024 under the plans authorized by our Board in 2023 and February 2024.
•Share Repurchase: Recently our board increased our repurchase authorization by $250 million. We currently have approximately $375 million remaining on our total authorization.
Financial Outlook

Full Year 2024 Guidance:
•Raising subscriptions revenue range to $2.267 to $2.287 billion, representing annual growth of 8% to 9%.
•Raising total revenue range of $2.379 to $2.399 billion, representing annual growth of 8% to 9%.
•Updating GAAP operating margin range to (1.6%) to (0.9%).
•Maintaining non-GAAP operating margin of 21.0%.
•Maintaining non-GAAP tax rate assumption of 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS to $3.59 to $3.67 based on 97.0 to 96.0 million fully diluted shares. This compares to $3.50 to $3.58 based on 99.0 to 98.0 million fully diluted shares previously.
•Maintaining share-based compensation range of $380 to $390 million.
•Maintaining amortization of acquired intangibles of $140 million.
•Maintaining restructuring costs of $5 to $7 million.
•We are now reporting and will guide to free cash flow, defined as net cash provided by operating activities less capitalized expenditures. On this basis, we expect free cash flow of $385 to $390 million, up from $324 million in 2023. This guidance includes cash paid for interest of $60 million and restructuring and other payments of $20 million, as well as $25 million of cash received from certain strategic partners. Excluding these items, our updated free cash flow would be $440 to $445 million, above our prior outlook of $415 to $420 million.
Second Quarter 2024 Guidance:
•Subscriptions revenue range of $558.0 to $561.0 million, representing year-over-year growth of 9%.
•Total revenue range of $584.5 to $587.5 million, representing year-over-year growth of 8% to 9%.
•GAAP operating margin range of (2.7%) to (1.9%).
•Non-GAAP operating margin of 20.7%.
•Non-GAAP tax rate assumption of 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.87 to $0.88 based on 96.0 to 95.5 million fully diluted shares.
•Share-based compensation range of $98 to $100 million.
•Amortization of acquired intangibles of $35 million.
•Restructuring costs of $0 to $2 million.

Additional Highlights
•Announced new transformative AI for its rebranded flagship solution, RingEX. By infusing RingSense™ AI into RingEX, RingCentral is empowering its customers' employees with personalized and context-aware interactions that make every conversation smarter and everyday work more efficient.
•At Enterprise Connect in March, RingCentral won Best Overall for RingSense AI, a personal AI helper that provides real-time note-taking, enhances detail recall with GPT's semantic search, and unlocks insights from all conversations.
•Announced that its native, AI-powered contact center, RingCX™, now touts more than 1,000 features, has extended global availability, increased adoption, and added new CRM integrations.
•Announced new platform capabilities that re-envision how customers build workflows within their enterprises. These capabilities allow non-technical users and developers to embed RingSense AI, video, and social messaging into workflows, automate alerts and notifications, and develop intuitive customer experiences without writing a single line of code.
•Announced it has added Optus, Australia's second largest telecommunications provider, as a new Global Service Provider (GSP) partner. Optus now joins RingCentral's growing GSP family, which includes AT&T, BT, Charter Communications, Deutsche Telecom, Telus and Vodafone, amongst others.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2024, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the first quarter of 2024 and outlook for the second quarter and full year of 2024.
•When: Tuesday, May 7, 2024 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-844-274-3686 from the United States; 1-412-317-5645 internationally
•Webcast: RingCentral Q1 2024 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on May 14, 2024, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 10023429.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral

RingCentral is a leading provider of AI-driven cloud business communications, contact center, video and hybrid event solutions. RingCentral empowers businesses with conversation intelligence, and unlocks rich customer and employee interactions to provide insights and improved business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.

© 2024 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our expectations regarding our profitability and our non-GAAP free cash flow, our expectations around the contribution of our new products, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions, including acquisition of select assets from Hopin; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingEX (formerly RingCentral MVP™), and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our long term debt, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP free cash flow is defined as GAAP net cash provided by (used in) operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
The Company has provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions and net monthly subscriptions dollar retention rate. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$203,130	$222,195
Accounts receivable, net	371,357	364,438
Deferred and prepaid sales commission costs	184,816	184,620
Prepaid expenses and other current assets	71,728	77,396
Total current assets	831,031	848,649
Property and equipment, net	182,736	184,390
Operating lease right-of-use assets	39,615	42,989
Deferred and prepaid sales commission costs, non-current	381,175	395,724
Goodwill	66,903	67,370
Acquired intangibles, net	358,850	393,767
Other assets	12,793	12,024
Total assets	$1,873,103	$1,944,913
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$24,030	$53,295
Accrued liabilities	312,405	325,632
Current portion of long-term debt, net	180,923	20,000
Deferred revenue	246,690	233,619
Total current liabilities	764,048	632,546
Long-term debt, net	1,360,457	1,525,482
Operating lease liabilities	25,616	28,178
Other long-term liabilities	45,901	61,827
Total liabilities	2,196,022	2,248,033

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	9	9
Additional paid-in capital	1,210,366	1,204,781
Accumulated other comprehensive loss	(5,113)	(8,223)
Accumulated deficit	(1,727,630)	(1,699,136)
Total stockholders’ deficit	$(522,368)	$(502,569)
Total liabilities, temporary equity and stockholders’ deficit	$1,873,103	$1,944,913

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues
Subscriptions	$557,487	$508,294
Other	26,724	25,395
Total revenues	584,211	533,689
Cost of revenues
Subscriptions	143,650	136,425
Other	26,829	24,251
Total cost of revenues	170,479	160,676
Gross profit	413,732	373,013
Operating expenses
Research and development	80,528	85,241
Sales and marketing	272,730	260,212
General and administrative	71,373	82,091
Total operating expenses	424,631	427,544
Loss from operations	(10,899)	(54,531)
Other income (expense), net
Interest expense	(16,254)	(2,212)
Other income	1,944	5,429
Other income (expense), net	(14,310)	3,217
Loss before income taxes	(25,209)	(51,314)
Provision for income taxes	3,285	3,085
Net loss	$(28,494)	$(54,399)
Net loss per common share
Basic and diluted	$(0.31)	$(0.57)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	93,142	95,720

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(28,494)	$(54,399)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,651	57,518
Share-based compensation	88,168	98,191
Unrealized loss on investments	—	1,646
Amortization of deferred and prepaid sales commission costs	38,599	32,211
Amortization of debt discount and issuance costs	1,003	1,119
Reduction of operating lease right-of-use assets	5,074	5,053
Provision for bad debt	1,562	2,732
Other	534	(175)
Changes in assets and liabilities:
Accounts receivable	(8,481)	(6,749)
Deferred and prepaid sales commission costs	(35,937)	(19,403)
Prepaid expenses and other assets	6,397	(10,289)
Accounts payable	(28,732)	(18,936)
Accrued and other liabilities	(9,935)	15,013
Deferred revenue	13,071	10,208
Operating lease liabilities	(3,386)	(5,207)
Net cash provided by operating activities	96,094	108,533
Cash flows from investing activities
Purchases of property and equipment	(6,133)	(8,723)
Capitalized internal-use software	(13,276)	(12,596)
Net cash used in investing activities	(19,409)	(21,319)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	—	95
Payments for taxes related to net share settlement of equity awards	(2,020)	(1,736)
Payments for repurchases of common stock	(80,468)	(74,501)
Payments for fees on long-term debt	(1,867)	(5,191)
Repayments of principal on long-term debt	(5,000)	—
Repayments for financing obligations	(1,224)	(1,393)
Payments for contingent consideration	(4,086)	—
Net cash used in financing activities	(94,665)	(82,726)
Effect of exchange rate changes	(1,085)	332
Net increase (decrease) in cash, cash equivalents, and restricted cash	(19,065)	4,820
Cash, cash equivalents, and restricted cash
Beginning of period	222,195	269,984
End of period	$203,130	$274,804

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Revenues
Subscriptions	$557,487	$508,294
Other	26,724	25,395
Total revenues	584,211	533,689
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	143,650	136,425
Share-based compensation	(6,324)	(6,951)
Amortization of acquired intangibles	(34,083)	(36,640)
Third-party relocation and other costs	(39)	—
Restructuring costs	(235)	(405)
Non-GAAP Subscriptions cost of revenues	102,969	92,429

GAAP Other cost of revenues	26,829	24,251
Share-based compensation	(2,059)	(2,119)
Amortization of acquired intangibles	(22)	(22)
Restructuring costs	(326)	(13)
Non-GAAP Other cost of revenues	24,422	22,097
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	81.5%	81.8%
Non-GAAP Other	8.6%	13.0%
Non-GAAP Gross profit	78.2%	78.5%
Operating expenses reconciliation
GAAP Research and development	80,528	85,241
Share-based compensation	(19,993)	(23,930)
Third-party relocation and other costs	(1,068)	(59)
Restructuring costs	(1,450)	(1,434)
Non-GAAP Research and development	58,017	59,818
As a % of total revenues non-GAAP	9.9%	11.2%

GAAP Sales and marketing	272,730	260,212
Share-based compensation	(34,847)	(38,042)
Amortization of acquired intangibles	(812)	(561)
Third-party relocation and other costs	(294)	—
Restructuring costs	(2,162)	(2,599)
Non-GAAP Sales and marketing	234,615	219,010
As a % of total revenues non-GAAP	40.2%	41.0%

GAAP General and administrative	71,373	82,091
Share-based compensation	(27,793)	(30,253)
Third-party relocation and other costs	(72)	(3,087)
Restructuring costs	(409)	(424)
Non-GAAP General and administrative	43,099	48,327
As a % of total revenues non-GAAP	7.4%	9.1%
Income (loss) from operations reconciliation
GAAP loss from operations	(10,899)	(54,531)
Share-based compensation	91,016	101,295
Amortization of acquired intangibles	34,917	37,223
Third-party relocation and other costs, net	1,473	3,146
Restructuring costs	4,582	4,875
Non-GAAP Income from operations	121,089	92,008
Non-GAAP Operating margin	20.7%	17.2%

Depreciation and amortization	21,734	20,294
Non-GAAP Adjusted EBITDA	142,823	112,302
As a % of total revenues non-GAAP	24.4%	21.0%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (loss) reconciliation
GAAP net loss	$(28,494)	$(54,399)
Share-based compensation	91,016	101,295
Amortization of acquired intangibles	34,917	37,223
Third-party relocation and other costs, net	1,473	(363)
Restructuring costs	4,582	4,875
Amortization of debt discount and issuance costs	1,003	1,119
Loss (gain) associated with investments	—	1,646
Intercompany remeasurement loss	262	15
Income tax expense effects	(21,025)	(18,177)
Non-GAAP net income	$83,734	$73,234
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	93,142	95,720
Effect of dilutive securities	2,807	1,163
Non-GAAP weighted average shares used in computing non-GAAP diluted net (loss) income per share	95,949	96,883

Diluted net income (loss) per share
GAAP net loss per share	$(0.31)	$(0.57)
Non-GAAP net (loss) income per share	$0.87	$0.76

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$96,094	$108,533
Capitalized expenditures	(19,409)	(21,319)
Non-GAAP free cash flow	$76,685	$87,214
Non-GAAP free cash flow margin	13.1%	16.3%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q2 2024		FY 2024
	Low Range	High Range	Low Range	High Range
GAAP revenues	584.5	587.5	2,379.0	2,399.0

GAAP loss from operations	(16.0)	(11.4)	(37.4)	(21.2)
GAAP operating margin	(2.7%)	(1.9%)	(1.6%)	(0.9%)
Share-based compensation	100.0	98.0	390.0	380.0
Amortization of acquired intangibles	35.0	35.0	140.0	140.0
Restructuring costs	2.0	—	7.0	5.0
Non-GAAP income from operations	121.0	121.6	499.6	503.8
Non-GAAP operating margin	20.7%	20.7%	21.0%	21.0%

	FY 2024
	Low Range	High Range
GAAP net cash provided by operating activities	$470.0	$475.0
Capitalized expenditures	(85.0)	(85.0)
Non-GAAP free cash flow	$385.0	$390.0